Exhibit 99.1

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2023, by and between El Pollo Loco Holdings, Inc., a Delaware corporation (the “Company”), FS Equity Partners V, L.P.  (“Seller 1”) and FS Affiliates V, L.P. (“Seller 2” and together with Seller 1, “Sellers”).

W I T N E S S E T H:

WHEREAS, Sellers directly own an aggregate of 5,534,303 shares of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Company Shares”) comprised of 5,461,251 Company Shares owned by Seller 1 and 73,052 Company Shares owned by Seller 2; and

WHEREAS, effective August 8, 2023, each Seller desires to sell to the Company, and the Company desires to purchase, free and clear of any and all Liens (as defined below) from Sellers an aggregate of 2,500,000 of such Company Shares (the “Purchased Shares”) (comprised of 2,467,000 Company Shares from Seller 1 and 33,000 Company Shares from Seller 2) for a per share purchase price equal to $10.63, representing the closing price of such Company Shares as listed on Nasdaq on August 7, 2023 (the “Per Share Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE; CLOSING

1.1Purchase and Sale.  Upon the terms and subject to the conditions of this Agreement, effective on the Closing Date (as defined below), Sellers agree to sell, convey, assign, transfer and deliver to the Company, and the Company agrees to purchase from Sellers, the Purchased Shares, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).

1.2Purchase Price. Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to the Company of the Purchased Shares, the Company shall pay to Sellers the Per Share Purchase Price multiplied by the number of Purchased Shares being sold by the Sellers (the “Purchase Price”), which Purchase Price shall be paid by Company to Sellers in cash by wire transfer of immediately available funds to an account that the Seller shall designate in writing.

1.3Expenses. Except as expressly set forth in this Agreement, all fees and expenses incurred by each party hereto in connection with the matters contemplated by this Agreement shall be borne by the party incurring such fee or expense, including without limitation the fees and expenses of any investment banks, attorneys, accountants or other experts or advisors retained by such party.

1.4The Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on August 8, 2023 (the “Closing Date”), provided that the obligations of Sellers and the Company to consummate the transactions contemplated by this Agreement shall be conditioned upon there being no injunction or other order, judgment, law, regulation, decree or ruling or other legal restraint or prohibition having been issued, enacted or promulgated by a court or other governmental authority of competent jurisdiction that would have the effect of prohibiting or preventing the consummation of the transactions contemplated hereunder.

1.5 Closing Deliveries.

(a)At or prior to the Closing Date, in accordance with Section 1.1 hereof, Sellers shall deliver or cause to be delivered to the Company to its account as designated in writing by the Company (or its transfer agent as applicable, including through the facilities of the Depository Trust Company’s DWAC system), the Purchased Shares, together with all endorsements, signatures, instruction letters, stock powers or other documentation reasonably requested by the Company (or its transfer agent as applicable) sufficient to convey to the Company good, valid and marketable title in and to such Purchased Shares, free and clear of any and all Liens.  For the avoidance of doubt, it is agreed and understood by the parties hereto that Seller need not provide a Medallion Guaranteed stock power to accompany the Purchased Shares.

(b)On the Closing Date, upon confirmation that all documents have been delivered in accordance with Section 1.1 and Section 1.5(a) hereof, the Company shall deliver or cause to be delivered to each Seller the cash amounts of such respective Seller’s portion of the Purchase Price, by wire transfer of immediately available funds to such Seller at such account as Seller may specify in writing prior to the Closing Date.

(c) Each party hereto further agrees to execute and deliver such other instruments as shall be reasonably requested by a party hereto to consummate the transactions contemplated by this Agreement.

ARTICLE II
COVENANTS

2.1Public Announcement; Public Filings.  In connection with the purchase of the Purchased Shares, the Company shall file a Current Report on Form 8-K disclosing the material terms of such purchase, and no party shall issue a press release.  Without the prior written consent of the other parties hereto, no party hereto nor any of its respective Affiliates (as defined below) shall make any public statement relating to the transactions contemplated hereby, other than a statement substantially in the form of the description of the transaction as set forth in the Current Report on Form 8-K referenced above.

2.2Amended Schedule 13D.  Promptly following Closing and on a timely basis in accordance with applicable law, Sellers shall cause to be filed with the Securities and Exchange Commission an amendment to the most recent applicable Schedule 13D filing(s).

2.3No Additional Sales.  After consummation of the sale of the Purchased Shares to the Company as described herein, Sellers covenant and agree to refrain from selling or otherwise transferring (other than transfers to any of Sellers’ respective affiliate funds) any of the remaining Company Shares owned or controlled by Sellers for a period of thirty (30) days.

2.4Confidentiality. Sellers shall not disclose and shall maintain the confidentiality of (and shall cause their respective Affiliates, directors, officers and employees to not disclose and to maintain the confidentiality of) any material non-public information which relates to the business, legal or financial affairs of the Company (the “Confidential Information”). Sellers shall use at least the same degree of care to safeguard and to prevent the disclosure, publication or dissemination of the Confidential Information as they respectively employ to avoid unauthorized disclosure, publication or dissemination of their own information of a similar nature, but in no case less than reasonable care.  In the event that Sellers (or any Affiliate, director, officer or employee) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any

Confidential Information, Sellers shall, if deemed legally appropriate and permissible by Sellers’ counsel, (a) notify the Company promptly so that the Company may seek a protective order or other appropriate remedy and (b) cooperate with the Company in any effort the Company undertakes to obtain a protective order or other remedy.  In the event that no such protective order or other remedy is obtained, the applicable party shall disclose to the person compelling disclosure only that portion of the Confidential Information which such party is advised by outside counsel is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby represent and warrant to the Company as follows:

3.1Existence; Authority. Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Sellers each have all requisite competence, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and have taken all necessary action to authorize the execution, delivery and performance of this Agreement.

3.2Enforceability. This Agreement has been duly and validly executed and delivered by Sellers, and assuming due and valid authorization, execution and delivery by the Company, this Agreement constitutes legal, valid and binding obligations of Sellers enforceable against each Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

3.3Ownership; Title. Sellers are the beneficial owners of the Purchased Shares, free and clear of any and all Liens and, assuming the Company purchases the Purchased Shares without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time), upon sale and delivery of, and payment for, such securities, as provided herein, good, valid and marketable title to such Purchased Shares will effectively vest in the Company at the Closing. Sellers have full power and authority to transfer full legal ownership of the Purchased Shares to the Company.

3.4Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of each Seller, threatened against such party that would impair the ability of Sellers to perform their obligations hereunder or to consummate the transactions contemplated hereby.

3.5Tax Consequences.  Sellers have each reviewed with its own tax and other advisors the federal, state, foreign and local tax consequences of the sale of the Purchased Shares hereunder and the transactions contemplated hereby.  Sellers are each relying solely on such advisors and not on any statements or representations of the Company or any of its officers, directors, stockholders, affiliates or agents. Sellers understand that Sellers (and not the Company) shall each be solely responsible for any resulting tax liability that may arise as a result of the transactions contemplated hereby.

3.6Consideration.  The transactions contemplated by this Agreement provide good, valuable, and sufficient consideration for every promise, duty, agreement, obligation, and right contained in this Agreement.

3.7No Company Representations or Agreements.  Sellers each acknowledge and agree that the Company has not made any representation, warranty, covenant or agreement, whether express or implied, of any kind or character with respect to the subject matter of this Agreement, except as expressly set forth in this Agreement.

3.8Other Acknowledgments.

(a)Each Seller hereby represents and acknowledges that each Seller is a sophisticated investor and that it knows that the Company may have material Confidential Information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to such Seller’s decision to sell the Purchased Shares or otherwise materially adverse to such Seller’s interests. Each Seller acknowledges and agrees, that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action such Seller has or may have against the Company and its respective Affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information.

(b)Sellers further represent, that each Seller has received information concerning the business and financial condition of the Company that it deems adequate to make an informed decision regarding the sale of the Purchased Shares and each Seller has, independently and without reliance upon the Company, made its own analysis and decision to sell the Purchased Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Purchased Shares, each Seller is not relying on the representations and warranties of the Company (or any agent or representative thereof), other than as expressly provided herein. Each Seller has carefully considered and, to the extent it believes such discussion necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Purchased Shares. Each Seller acknowledges that none of the Company or any of its respective directors, officers, subsidiaries or Affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.

(c)Each Seller is selling the Purchased Shares based upon its own free will.  Neither the Company nor any of its officers, directors, stockholders, affiliates or agents has made any representation to Sellers about the advisability of this decision or the potential future value of the Purchased Shares. Each Seller agrees that neither the Company nor any of such persons is under any obligation to disclose to it any information or opinion they may have about the potential future value of the Company’s capital stock, even if such information is material.

(d)Each Seller represents, that (i) such Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and (ii) the sale of the applicable Purchased Shares by each such Seller (i) was privately negotiated in an independent transaction and (ii) does not violate any rules or regulations applicable to each such Seller.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Sellers as follows:

4.1Existence; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

4.2Enforceability. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Sellers, this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles. The purchase of the Purchased Shares by the Company (i) was privately negotiated in an independent transaction and (ii) does not violate any rules or regulations applicable to the Company.

4.3Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against such party that could impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4.4Funding. The Company will have as of the Closing sufficient cash available to pay the Purchase Price to the Sellers on the terms and conditions contained herein.

ARTICLE V
MISCELLANEOUS

5.1Survival. Each of the representations, warranties, covenants, and agreements in this Agreement or pursuant hereto shall survive the Closing and the consummation of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Except as expressly set forth in this Agreement, no party has made any representation warranty, covenant or agreement.

5.2Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by hand or overnight delivery, email or mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto at the addresses below their respective signatures.

5.3Certain Definitions. As used in this Agreement, (a) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and shall include persons who become Affiliates of any person subsequent to the date hereof; and (b) the Company and Sellers are referred to herein individually as a “party” and collectively as “parties.”

5.4Specific Performance. The Company, on the one hand, and Sellers, on the other, each acknowledge and agree that the other(s) would be irreparably injured by a breach of this Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement. Accordingly, the parties agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

5.5No Waiver. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

5.6Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding. The parties agree that the court making any such determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of, delete specific words or phrases in, or replace any such invalid or unenforceable provision with one that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

5.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that this Agreement (and any of the rights, interests or obligations of any party hereunder) may not be assigned by any party without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld) except as otherwise set forth herein. Any purported assignment of a party’s rights under this Agreement in violation of the preceding sentence shall be null and void.

5.8Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and, except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective permitted successors or assigns.

5.9Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.10Governing Law. This Agreement and any dispute arising from it shall be governed by and construed and enforced in accordance with the laws of the State of New York.

5.11Submission to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction and service and venue in any federal or state court sitting in Manhattan, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement.  Each of the parties irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding relating to this Agreement in any federal or state court sitting in Manhattan, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY.

5.12Counterparts; Facsimile. This Agreement may be executed in counterparts, including by facsimile or PDF electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

5.13Further Assurances. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to execute such additional documents, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5.14Interpretation. The parties acknowledge and agree that this Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters covered hereby. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is hereby waived.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed, all as of the date first above written.

EL POLLO LOCO HOLDINGS, INC. a Delaware corporation

By:	/s/ Laurance Roberts
Name:	Laurance Roberts
Title:	President and Chief Executive Officer

Address:	3535 Harbor Blvd., Suite 100 Costa Mesa, California 92626

[Signature Page to Stock Purchase Agreement]

SELLERS

FS EQUITY PARTNERS V, L.P., a Delaware Limited Partnership

By:	FS Capital Partners V, LLC, a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ John M. Roth
Name:	John M. Roth
Title:	Authorized Signatory

FS AFFILIATES V, L.P., a Delaware Limited Partnership

By:	FS Capital Partners V, LLC, a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ John M. Roth
Name:	John M. Roth
Title:	Authorized Signatory

Address:	11100 Santa Monica Boulevard, Suite 1900 Los Angeles, California 90025

[Signature Page to Stock Purchase Agreement]